Exhibit 10.3

TREDEGAR CORPORATION

NOTICE OF NONSTATUTORY STOCK OPTION GRANT

You have been granted the following stock option by the Executive Compensation Committee of the Board of Directors of Tredegar Corporation (“Tredegar”):

Name of Participant:	[Name]

Date of Grant:	[Date]

Number of Shares:	[Number] Shares of Common Stock

Option Price:	$[_____] per share

Type of Grant:	Nonstatutory Stock Option

Vesting Schedule:
25% of the number of shares granted on each of the first four anniversaries of grant, subject to continued employment by Tredegar or one of its subsidiaries.  The attached Nonstatutory Stock Option Terms and Conditions provide for accelerated vesting in certain circumstances.

Expiration Date:
______________ __, 2022, unless terminated earlier in accordance with the attached Nonstatutory Stock Option Terms and Conditions.  Please note that the event that most commonly triggers an early termination of your option is the termination of employment with Tredegar.  There are, however, other triggering events, so be sure to review the attached Nonstatutory Stock Option Terms and Conditions carefully.

Transferability:
This Option is transferable by will or by the laws of descent and distribution. This Option is also transferable in accordance with the provisions of Section 6.05 of the Plan, but any such transferee may not subsequently transfer this Option except by will or by the laws of descent and distribution.

In addition to the foregoing terms, your stock option grant is subject to all of the terms and conditions contained in the attached Nonstatutory Stock Option Terms and Conditions which are incorporated in this Notice of Nonstatutory Stock Option Grant by this reference.

Please acknowledge your acceptance of this stock option grant and the attached Nonstatutory Stock Option Terms and Conditions by signing and returning one copy of this Notice of

Nonstatutory Stock Option Grant to Pat Thomas, Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225.

TREDEGAR CORPORATION

By:

Participant

Date:

TREDEGAR CORPORATION

NONSTATUTORY STOCK OPTION TERMS AND CONDITIONS

THESE NONSTATUTORY STOCK OPTION TERMS AND CONDITIONS (“Terms and Conditions”) effective as of the ____ day of __________________, 2012, govern the nonstatutory stock option grant made by Tredegar Corporation, a Virginia corporation (the “Company”), to the participant (the “Participant”) named in the Notice of Stock Option Grant to which these Terms and Conditions are attached (the “Grant Notice”), and are made in accordance with and subject to the provisions of the Company’s Amended and Restated 2004 Equity Incentive Plan (the “Plan”).  A copy of the Plan has been made available to Participant.  All terms used in these Terms and Conditions that are defined in the Plan have the same meaning given them in the Plan.

1.             Grant of Option.  In accordance with the Plan, and effective as of the Date of Grant specified in the Grant Notice (the “Date of Grant”), the Company granted to Participant, subject to the terms and conditions of the Plan and these Terms and Conditions, the right and option to purchase from the Company all or part of the number of shares of Common Stock specified in the Grant Notice (the “Option”) at the option price specified in the Grant Notice (the “Option Price”).  This Option is not an “incentive stock option” under Section 422 of the Code.  This Option may be exercised in accordance with these Terms and Conditions.  “Exercising” this Option means purchasing all or part of the shares of Common Stock specified in the Grant Notice at the Option Price.

2.             Terms and Conditions.  This Option is subject to the following additional terms and conditions:

(a)           Expiration Date.  The Expiration Date of this Option shall be as specified in the Grant Notice.

(b)           Exercise of Option.  This Option shall be exercisable or vested as specified in the Grant Notice if Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the vesting dates specified in the Grant Notice.  This Option, if not sooner exercisable or vested, shall be exercisable or vested for all of the shares of Common Stock that remain subject to this Option if Participant remains in the continuous employ of the Company or an Affiliated until (i) the date of Participant’s death, (ii) the date that Participant’s employment with the Company and its Affiliates ends on account of Disability, (iii) the Participant’s Normal Retirement or (iv) a Control Change Date.  Once this Option has become exercisable or vested it shall continue to be exercisable, in whole or in part, until the earlier of the Expiration Date or the termination of Participant’s rights hereunder pursuant to paragraph 4, 5, 6, 7, 8 or 9.  A partial exercise of this Option shall not affect Participant’s right to exercise this Option with respect to the remaining shares, subject to the conditions of the Plan and these Terms and Conditions.

(c)           Method of Exercising and Payment for Shares.  This Option must be exercised by written notice delivered to the attention of the Company’s Secretary at the Company’s principal office in Richmond, Virginia.  The exercise date shall be (i) in the case of notice by mail or nationally recognized courier, the date of postmark or (ii) in the case of notice by any other means, the date of receipt by the Company’s Secretary.  The notice must be accompanied by payment of the Option Price in full, in cash or cash equivalent acceptable to the Committee, or by the surrender of shares of Common Stock with an aggregate Fair Market Value (determined as of the day preceding the exercise date), that together with any cash or cash equivalent paid to exercise the Option, is not less than the Option Price for the number of shares of Common Stock for which the Option is exercised.

3.             Termination Before Vesting.  This Option, to the extent that it has not vested in accordance with paragraph 2(b) on or before Participant’s employment with the Company and its Affiliates ends, shall automatically expire and be of no force or effect on the date Participant’s employment with the Company and its Affiliates ends.

4.             Termination Generally.  If Participant’s employment with the Company and its Affiliates ends on or after this Option has become vested in accordance with paragraph 2(b), Participant may exercise this Option for all or part of the vested shares that remain subject to this Option until the earlier of (i) the Expiration Date or (ii) the date that is three months after the date of termination of Participant’s employment with the Company and its Affiliates.  If the preceding sentence applies to Participant and Participant dies before the termination of Participant’s rights under the preceding sentence, Participant’s Beneficiary may exercise this Option for all or part of the vested shares that remain subject to this Option until the earlier of (i) the Expiration Date or (ii) the date that is three months after the date of termination of Participant’s employment with the Company and its Affiliates.  This paragraph shall not apply if Participant’s employment ends on account of Participant’s Normal Retirement, Early Retirement, death or Disability as provided in paragraphs 5, 6, 7 and 8, respectively.

5.             Normal Retirement.  If Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until Participant’s Normal Retirement, Participant may exercise this Option for all or part of the vested shares that remain subject to this Option until the earlier of (i) the Expiration Date or (ii) the second anniversary of the date of Participant’s Normal Retirement.  If the preceding sentence applies to Participant and Participant dies before the termination of Participant’s rights under the preceding sentence, Participant’s Beneficiary may exercise this Option for all or part of the vested shares that remain subject to this Option until the earlier of (i) the Expiration Date, (ii) the second anniversary of the date of Participant’s Normal Retirement and (iii) the ninetieth day after Participant’s death.

6.             Early Retirement.  If Participant (i) remains in the continuous employ of the Company or an Affiliate from the Date of Grant until Participant’s Early Retirement and (ii) such Early Retirement becomes effective on or after the first anniversary of the Date of Grant, Participant may exercise this Option for all or part of the vested shares that remain subject to this Option in accordance with paragraph 2 above until the earlier of (i) the Expiration Date or (ii) the second anniversary of the date of Participant’s Early Retirement.  If the preceding sentence applies to Participant and Participant dies before the termination of Participant’s rights under the preceding sentence, Participant’s Beneficiary may exercise this Option for all or part of the vested shares that remain subject to this Option until the earlier of (i) the Expiration Date, (ii) the second anniversary of the date of Participant’s Early Retirement and (iii) the ninetieth day after Participant’s death.

7.             Termination On Account of Death.  If Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until Participant’s death, Participant’s Beneficiary may exercise this Option for all or part of the vested shares that remain subject to this Option until the earlier of (i) the Expiration Date or (ii) the first anniversary of the date of Participant’s death.

8.             Termination on Account of Disability.  If Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date Participant’s employment with the Company and its Affiliates ends on account of Disability, Participant may exercise this Option for all or part of the vested shares that remain subject to this Option until the earlier of (i) the Expiration Date or (ii) the first anniversary of the date of Participant’s termination of employment on account of Disability.  If the preceding sentence applies to Participant and Participant dies before the termination of Participant’s rights under the preceding sentence, Participant’s Beneficiary may exercise this Option until the earlier of (i) the Expiration Date or (ii) the first anniversary of the date of Participant’s termination of employment on account of Disability.  For purposes of this Agreement, a termination of employment shall be on account of Disability if Participant’s employment with the Company and its Affiliates ends because Participant is permanently and totally disabled within the meaning of Section 22(e)(3) of the Code.

9.             Cancellation or Substitution.  Notwithstanding any other provision of this Agreement, upon a Change in Control the Company, in its discretion, may (i) cancel this Option in exchange for a cash payment equal to the excess of the Fair Market Value on the Control Change Date over the Option Price multiplied by the number of shares of Common Stock for which this Option remains unexercised on the Control Change Date or (ii) provide that this Option shall be assumed by, or replaced with a substitute option granted by, the Company’s successor in the manner described in Section 424 of the Code.

10.           Participant’s Misconduct.  Notwithstanding any other provision in these Terms and Conditions to the contrary, this Option may not be exercised after Participant’s termination of employment with the Company and its Affiliates if during such employment or thereafter, Participant has engaged in actions or conduct that are harmful or in any way contrary to the best interests of the Company or an Affiliate.

11.           Definitions.  The following definitions shall apply to these Terms and Conditions:

(a)           Beneficiary means Participant’s estate or the person or persons or entity or entities to whom Participant’s rights under this Option pass by will or the laws of descent and distribution.

(b)           Control Change Date means the date on which a Change in Control (as defined below) occurs.  If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

(c)           Change in Control means the occurrence of any of the following events:

(1)
any Person or group (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) (other than a Person who is not an Acquiring Person), at any time becomes the Beneficial Owner of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”), other than (i) through an acquisition of Voting Securities directly from the Company, (ii) as a result of the Company’s repurchase of Voting Securities if, thereafter, such Beneficial Owner purchases no additional Voting Securities, or (iii) pursuant to a Business Combination (as defined below) that does not constitute a Change in Control pursuant to subparagraph 8(b)(3) below;

(2)
Continuing Directors cease to constitute a majority of the members of the Board other than pursuant to a Business Combination that does not constitute a Change in Control pursuant to subparagraph 8(b)(3) below;

(3)
the shareholders of the Company approve a reorganization, merger, share exchange or consolidation (a “Business Combination”), in each case, unless immediately following such Business Combination, (i) all or substantially all of the Persons who were the Beneficial Owners, respectively, of the Common Stock and Voting Securities outstanding immediately prior to such Business Combination Beneficially Own more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Common Stock and Voting Securities, as the case may be, (ii) no Person (other than a Person who is not an Acquiring Person) Beneficially Owns 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business combination or the combined voting power of the then outstanding voting securities of such corporation and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination are Continuing Directors; or

(4)
the shareholders of the Company approve a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company, in each case, unless immediately following such liquidation, dissolution, sale or other disposition, (i) more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then Beneficially Owned by all or substantially all of the Persons who were the Beneficial Owners, respectively, of the Common Stock and Voting Securities outstanding immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of such Common Stock and Voting Securities, as the case may be, (ii) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then Beneficially Owned by any Person (other than any Person who is not an Acquiring Person), and (iii) at least a majority of the members of the board of directors of such corporation are Continuing Directors immediately following such sale or disposition.

For purposes of the definition of Change of Control, the terms Acquiring Person, Beneficial Owner, Company, Continuing Director, and Person shall have the same definitions given them in the Amended and Restated Rights Agreement between Tredegar Corporation and National City Bank, dated as of June 30, 2009, as amended.

(d)           Early Retirement means the voluntary separation by Participant from the employment with the Company or an Affiliate on or after the date Participant has attained age fifty-five and has ten years of service with the Company or an Affiliate but before the date Participant has reached age sixty-five.

(e)           Normal Retirement means the voluntary separation by Participant from the employment with the Company or an Affiliate on or after the date Participant has reached age sixty-five.

12.           Fractional Shares.  Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Participant to a fractional share such fraction shall be disregarded.

13.           No Right to Continued Employment.  This Option does not give Participant any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate his or her employment at any time.

14.           Change in Capital Structure.  The terms of this Option shall be adjusted as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups subdivisions or consolidations of shares, other similar changes in capitalization or such other events as are described in the Plan.

15.           Governing Law.  These Terms and Conditions and the Grant Notice shall be governed by the laws of the Commonwealth of Virginia.

16.           Conflicts.  In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of these Terms and Conditions or the Grant Notice, the provisions of the Plan shall govern.  All references herein to the Plan shall mean the plan as in effect on the Date of Grant.

17.           Participant Bound by Plan.  Participant hereby acknowledges that a copy of the Plan has been made available to him or her and agrees to be bound by all the terms and provisions of the Plan.

18.           Binding Effect.  Subject to the limitations stated above and in the Plan, these Terms and Conditions and the Grant Notice shall be binding upon Participant and his or her successors in interest and the successors of the Company.

19.           Effectiveness.  These Terms and Conditions and the Grant Notice shall be of no force or effect and no option shall be granted unless Participant is an employee of the Company or an Affiliate on the Date of Grant.